Exhibit 10.2

AMENDMENT TO LOAN AGREEMENTS

This Amendment to Loan Agreements (“Amendment”) is entered into as of this 22nd day of December, 2015, by and between AMERICAN FARMLAND COMPANY L.P., a Delaware limited partnership, (“Borrower”) and RUTLEDGE INVESTMENT COMPANY, a Tennessee corporation (“Lender”).

RECITALS

WHEREAS, Borrower and Lender executed that certain Loan Agreement, dated December 6, 2013  (the “First Loan Agreement”), pursuant to which Lender made a revolving credit loan to Borrower in the principal amount of $25,000,000 (the “First Loan”); and

WHEREAS, Borrower and Lender executed that certain Loan Agreement, dated January 14, 2015 (the “Second Loan Agreement”), pursuant to which Lender made a revolving credit loan to Borrower in the principal amount of $25,000,000 (the “Second Loan”); and

WHEREAS, Borrower and Lender executed that certain Loan Agreement, dated August 18, 2015  (the “Third Loan Agreement”), pursuant to which Lender made a revolving credit loan to Borrower in the principal amount of $25,000,000 (the “Third Loan”); and

WHEREAS, Borrower and Lender executed that certain Loan Agreement, dated of even date herewith  (the “Fourth Loan Agreement”), pursuant to which Lender is making a revolving credit loan to Borrower in the principal amount of $15,000,000 (the “Fourth Loan”); and

WHEREAS, Borrower and Lender desire to amend certain terms and conditions of the Loan Agreements;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree, as follows:

ARTICLE 1. DEFINITIONS

The following terms as used in the Amendment shall have following meanings:

1.1.	All terms not otherwise defined in this Amendment shall have the same meanings as defined in the Loan Agreements, except as amended herein.

1.2.	The First Loan Agreement, the Second Loan Agreement, the Third Loan Agreement, and the Fourth Loan Agreement are hereinafter referred to collectively as the “Loan Agreements”.

1.3.	The Properties as defined in each of the Loan Agreements are hereinafter referred to in the aggregate as the “Properties”.

ARTICLE 2.  AMENDMENTS

2.1	Definition of Loan. The Definition of Loan contained in the Loan Agreements are hereby amended to provide, as follows:

“The revolving credit loans described in the Loan Agreements; provided however, the amounts advanced from time to time shall not exceed fifty percent (50%) of the Appraised Value of the Properties, as determined by the Lender based upon the Appraisals; provided further, that the Loan to Appraised Value of Properties securing a single Loan may increase to a maximum amount of sixty (60%) or less so long as the combined Loan commitments to total aggregate Appraised Value for all Properties is fifty percent (50%) or less”.

2.2

Sandpiper Ranch.  The real property known as Sandpiper Ranch located in Santa Cruz, California, as more particularly described in the Mortgage executed by Borrower as a portion of the collateral for Loan Number 2, shall be released as collateral for Loan Number 2 and a new Mortgage shall be executed by Borrower in favor of Lender as a part of the collateral for Loan Number 4.

ARTICLE 3.  MISCELLANEOUS

3.1  Governing Law; No Third Party Rights.  This Amendment and the rights and duties of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with the laws of the State of Tennessee.

3.2  No Other Amendments. All other terms and provisions of the Loan Agreements not modified or amended hereby shall remain in full force and effect and are reaffirmed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

AMERICAN FARMLAND COMPANY L.P., a
Delaware limited partnership

By:	American Farmland Company, a
Maryland corporation, its
General Partner

	By:	/s/ Geoffrey M. Lewis

Geoffrey M. Lewis
Director

LENDER:

RUTLEDGE INVESTMENT COMPANY, a
Tennessee corporation

By:	/s/ Gwin S. Smith

Gwin S. Smith, President